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                              MAXXIM MEDICAL, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT


THE FOLLOWING CONSTITUTES THE EXECUTIVE EMPLOYMENT AGREEMENT ("AGREEMENT") BETWEEN MAXXIM MEDICAL, INC. ("MAXXIM") AND RUSSELL D. HAYS ("CEO"):

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POSITIONS & TITLES:                 Vice Chairman, Chief Executive Officer and Member of
                                    the Board of Directors (the "Board") of Maxxim.

REPORTING:                          CEO will report to the Chairman of the Board and the
                                    Board of Directors of Maxxim. Maxxim's President,
                                    Chief Financial Officer and other senior executive
                                    officers will report to CEO.

START DATE:                         June 18, 2001.

TERM:                               5 years.

ANNUAL CASH
COMPENSATION:                       Base salary of $700,000, plus bonus
                                    earned as follows: (i) $400,000 for the
                                    Company's annual business plan proposed by CEO
                                    and as approved by the Board (the "Plan"), plus
                                    (ii) $150,000 for making material progress in
                                    respect of the annual Corporate Goals
                                    established by the Board. CEO must be employed
                                    by the Company and in good standing on the
                                    date the Company's auditors approve the prior
                                    fiscal year's financial statements to be
                                    eligible for a bonus in respect of such prior
                                    fiscal year.

EQUITY PACKAGE:                     MAXXIM SHARES AND OPTIONS with purchase and
                                    strike price of $5.00 per share (split adjusted)
                                    all as set forth below.

                                    STOCK: 200,000 SHARES - CEO will
                                    pay cash of $500,000 for 100,000 shares and
                                    Maxxim will loan CEO $500,000 for 100,000
                                    shares. The loan will be evidenced by CEO's
                                    non-cash pay note that will (i) be a 9-year
                                    balloon; (ii) bear interest at the lowest rate
                                    allowable by the Internal Revenue Service which
                                    avoids the imputation of interest income to CEO,
                                    compounding annually, but with no interest
                                    payments required until maturity or an earlier
                                    acceleration; (iii) be prepayable out of and
                                    accelerate to
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                                    the extent of after tax proceeds from the
                                    disposition of Maxxim shares and options;
                                    (iv) become due and payable (accelerate)
                                    upon termination of employment for any
                                    reason; and (v) be secured by a pledge of
                                    CEO's Company stock and options.

                                    STOCK OPTIONS: 2,000,000 OPTIONS,
                                    with an exercise price of $5.00 per share,
                                    having a term of 10 years, to vest 20% on each
                                    of the first five anniversaries of employment,
                                    with acceleration upon a change in control.
                                    Vesting ceases and the term of unvested options
                                    lapse upon termination of employment for any
                                    reason. Vested options may be exercised for 90
                                    days following a termination of employment,
                                    except upon a termination for cause.
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SEVERANCE:                          In the event of the termination of CEO's employment
                                    by the Board other than for cause of disability, CEO
                                    shall receive the lesser of (i) $500,000 to be paid
                                    over 12 months if such termination occurs during the
                                    initial 4 years of the term of this Agreement or (ii)
                                    $41,667 each month for the remaining term of this
                                    Agreement if such termination occurs during the last
                                    year of the term of this Agreement. As a condition to
                                    the receipt of such payments, CEO shall execute a
                                    general release in favor of the Company. For purposes
                                    of this Agreement, "cause" shall mean (i) that CEO is
                                    charged with a felony or other crime involving moral
                                    turpitude, (ii) CEO commits fraud, embezzlement or
                                    other conduct adverse to the interests of the Company
                                    of its affiliates, or (iii) CEO substantially fails
                                    to perform his duties or obligations to the Company
                                    as a director or officer.

AUTOMOBILE ALLOWANCE:               CEO will receive an annual automobile allowance of
                                    $15,000.

COMMUTING EXPENSES:                 Maxxim will reimburse CEO for all reasonable and
                                    documented business-related commuting expenses incurred
                                    in connection with CEO's performance of his duties and
                                    obligations under this Agreement, including reasonable
                                    apartment/hotel expenses, auto rental expenses, and air
                                    transportation.




ADDITIONAL BENEFITS:                CEO will participate in Maxxim's health and other
                                    benefit plans and programs for senior executives and
                                    be covered under Maxxim's D&O insurance and corporate
                                    indemnification policies.

MISCELLANEOUS:                      This Agreement is to be governed by and construed in
                                    accordance with the laws of the State of New York,
                                    without reference to principles of conflict of laws.
                                    Any dispute between Maxxim and CEO arising out of,
                                    related to, or in connection with any relationship
                                    between them, contractual or otherwise (including
                                    without limitation those created by or in connection
                                    with this Agreement), shall be subject to binding
                                    confidential arbitration in New York, New York in
                                    accordance with the rules of the Commercial Panel of
                                    the American Arbitration Association (the "AAA" and
                                    not in accordance with the Employment Dispute
                                    Resolution Rules of the AAA). This agreement (i)
                                    supersedes all other offers, agreements, promises,
                                    and representations between Maxxim and CEO, and shall
                                    only be binding on Maxxim and CEO if and when Maxxim
                                    and CEO execute the Agreement below and (ii) may only
                                    be amended by a writing executed by Maxxim and CEO.
                                    For purposes of the prior two sentences, "Maxxim"
                                    includes
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                                    Maxxim Medical, Inc., its subsidiaries and related
                                    entities; Fox Paine & Company, LLC, its subsidiaries
                                    and related entities including without limitation Fox
                                    Paine Capital, LLC, Fox Paine Capital Fund, L.P., Fox
                                    Paine Capital Fund II GP, LLC, Fox Paine Capital Fund
                                    II, L.P., and all persons and entities that are
                                    partners or shareholders or members in any such
                                    related entities) and all partners, members,
                                    directors, employees, shareholders and agents of any
                                    of the foregoing. Maxxim and CEO agree to further
                                    document the provisions of this Agreement as need be
                                    and to enter into other agreements regarding (i)
                                    protection of Maxxim's corporate trade secrets and
                                    the like and (ii) CEO's post-Maxxim employment
                                    non-competition and non-solicitation of Maxxim
                                    employees and customers for a period of twelve (12)
                                    months.
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IN WITNESS WHEREOF, the parties executed this agreement as of June 13, 2001.

                                           MAXXIM MEDICAL, INC.


                                           BY: /s/ Saul A. Fox
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                                                          SAUL A. FOX
                                              CHAIRMAN OF THE BOARD OF DIRECTORS




                                               /s/ Russell D. Hays
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                                                         RUSSELL D. HAYS

                                           Address: 9 Stratford Way
                                                    Lincoln, MA 01773